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As filed with the Securities and Exchange Commission on March 26, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SEALY CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-3284147 (I.R.S. Employer Identification Number)
Sealy Drive One Office Parkway Trinity, North Carolina 27370 (Address, including zip code, of Registrant's principal executive office)
Sealy Corporation 1998 Stock Option Plan 2004 Stock Option Plan for Key Employees of Sealy Corporation and its Subsidiaries (Full title of the Plans)

David J. McIlquham
Chief Executive Officer
Sealy Drive One Office Parkway Trinity, North Carolina 27370
(Name, address, including zip code, and telephone number, including area code, of Registrant's agent for service)

Copies to:
Kenneth L. Walker General Counsel One Office Parkway Trinity, North Carolina 27370 (336) 861-3500	David J. Sorkin Sean D. Rodgers Simpson Thacher & Bartlett LLP 425 Lexington Avenue (212) 455-2000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(a)(b)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Class A Common Stock	20,000,000	$5.00	$100,000,000	$12,670.00

(a)
Pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the price at which the common stock under the Plan will be sold, and the price at which the options under the Plan may be exercised.

(b)
Following the consummation of the Registrant's proposed merger with an affiliate of Kohlberg Kravis Roberts & Co. L.P. (the "Merger"), it is anticipated that the Registrant will split its shares of common stock. The number of shares and offering price per share are computed on a post-split basis.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents filed by Sealy Corporation (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement.

  (a)
  The Registrant's Prospectus dated June 4, 2003, filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

  (b)
  The Registrant's Annual Report on Form 10-K for the fiscal year ended November 30, 2003.

  (c)
  The Company's reports on Form 8-K filed with the Commission on March 2, 2004, March 5, 2004, March 10, 2004 and March 17, 2004.

        All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed documents which is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

        The following description of the terms of our Class A Common Stock is qualified in its entirety by reference to the provisions in our Certificate of Incorporation, filed as part of this Registration Statement as Exhibit 4.1.

        Under our Certificate of Incorporation, we are authorized to issue 600,000,000 shares of Class A Common Stock. The following is a summary of certain of the rights and privileges pertaining to our Class A Common Stock. For a full description of our Class A Common Stock, reference is made to our Certificate of Incorporation, filed as Exhibit 4.1 and to our Bylaws, filed as Exhibit 4.2 to this Registration Statement.

        Voting Rights.    Holders of shares of our Class A Common Stock are entitled to one vote per share on all matters submitted to the vote of stockholders. Approval of matters brought before the stockholders requires the affirmative vote of a majority of the shares present and voting.

        Dividend Rights.    Following the Merger, holders of our shares of Class A Common Stock are entitled to participate in distributions as and when declared by our Board of Directors out of funds legally available therefor.

        Liquidation Rights.    Following the Merger, subject to the rights of creditors, any holder of our shares of Class A Common Stock is entitled to share ratably in a distribution of assets of the Company upon any liquidation, dissolution or winding up of the Company.

        Directors.    Before the expiration of their terms, directors of the Company may be removed by the affirmative vote of the majority of the stockholders entitled to vote for the election of directors, but only for cause.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        Certain legal matters in connection with the Common Stock being registered hereby are being passed upon for the Company by Kenneth L. Walker, Esq., General Counsel of Sealy Corporation. Mr. Walker will be offered options that may be exercised for shares of Class A Common Stock being registered hereunder.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Under Section 145 of the Delaware General Corporation Law (the "DGCL"), a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses and liabilities incurred in any such action, suit or proceedings so long as they acted in good faith and in a manner that they reasonably believed to be in, or not opposed to, the best interests of such corporation, and with respect to any criminal action if they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of such corporation, however, indemnification is generally limited to attorneys' fees and other expenses and is not available if such person is adjudged to be liable to such corporation unless the court determines that indemnification is appropriate. Our Certificate of Incorporation permits indemnification of directors to the fullest extent permitted by the DGCL and our Bylaws permit indemnification of directors and officers to the fullest extent permitted by the DGCL.

        Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Our Certificate of Incorporation contains such a provision.

        Our Bylaws also provide that we may purchase and maintain on behalf of our officers and directors insurance against liability which may be asserted against such persons, whether or not we would be able to indemnify such persons against such liability. We maintain officer and director liability insurance.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable

ITEM 8. EXHIBITS

4.1	Restated Certificate of Incorporation of Sealy Corporation dated as of November 5, 1991. (Incorporated herein by reference to the appropriate exhibit to Sealy Corporation's Annual Report on Form 10-K for the fiscal year ended November 30, 1991 (File No. 1-8738)).
4.2
Amended By-Laws of Sealy Corporation adopted as of October 15, 2002 (Incorporated herein by reference to Exhibit 3.2 to Sealy's Corporation Annual Report on Form 10-K for the fiscal year ended December 1, 2002 (File No. 1-8738)).
4.3	Sealy Corporation 1998 Stock Option Plan (Incorporated herein by reference to Exhibit 10.48 to the Form 10-Q Quarterly Report of Sealy Corporation dated April 15, 1998 (File No. 1-8738)).
4.4	Form of 2004 Stock Option Plan for Key Employees of Sealy Corporation and its Subsidiaries.
4.5	Form of Management Stockholder's Agreement.
4.6	Form of Sale Participation Agreement.
4.7	Form of Stock Option Agreement.
4.8	Form of Registration Rights Agreement between Sealy Holding LLC and Sealy Corporation.
4.9	Form of Rollover Agreement.
5	Opinion of Kenneth L. Walker, Esq.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Kenneth L. Walker, Esq. (included in the opinion filed as Exhibit 5.1).
24	Power of Attorney (contained in the signature page of this Registration Statement).

ITEM 9. UNDERTAKINGS

        The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  (2)
  That for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Trinity, State of North Carolina on the 26th day of March, 2004.

SEALY CORPORATION
By:	/s/ DAVID J. MCILQUHAM Name: David J. McIlquham Title: Chief Executive Officer and President

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jeff Claypool and Kenneth Walker and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him in his name, place and stead, in any and all capacity, in connection with this Registration Statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the Registrant any and all amendments or supplements (including any and all stickers and post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

(Rest of page left intentionally blank)

Signature	Title	Date

/s/ JAMES B. HIRSHORN James B. Hirshorn	Corporate Vice President and Chief Financial	March 26, 2004
/s/ DAVID J. MCILQUHAM David J. McIlquham	Director	March 26, 2004
/s/ STEVEN BARNES Steven Barnes	Director	March 26, 2004
/s/ JOHN R. BARON John R. Baron	Director	March 26, 2004
/s/ JOSH BEKENSTEIN Josh Bekenstein	Director	March 26, 2004
/s/ PAUL EDGERLEY Paul Edgerley	Director	March 26, 2004
/s/ ANDREW S. JANOWER Andrew S. Janower	Director	March 26, 2004
/s/ JAMES W. JOHNSTON James W. Johnston	Director	March 26, 2004
/s/ RONALD L. JONES Ronald L. Jones	Director	March 26, 2004

INDEX TO EXHIBITS

Exhibit Number	Description
4.1	Restated Certificate of Incorporation of Sealy Corporation dated as of November 5, 1991. (Incorporated herein by reference to the appropriate exhibit to Sealy Corporation's Annual Report on Form 10-K for the fiscal year ended November 30, 1991 (File No. 1-8738)).
4.2
Amended By-Laws of Sealy Corporation adopted as of October 15, 2002 (Incorporated herein by reference to Exhibit 3.2 to Sealy's Corporation Annual Report on Form 10-K for the fiscal year ended December 1, 2002 (File No. 1-8738)).
4.3	Sealy Corporation 1998 Stock Option Plan (Incorporated herein by reference to Exhibit 10.48 to the Form 10-Q Quarterly Report of Sealy Corporation dated April 15, 1998 (File No. 1-8738)).
4.4	2004 Stock Option Plan for Key Employees of Sealy Corporation and its Subsidiaries.
4.5	Form of Management Stockholder's Agreement.
4.6	Form of Sale Participation Agreement.
4.7	Form of Stock Option Agreement.
4.8	Form of Registration Rights Agreement between Sealy Holding LLC and Sealy Corporation.
4.9	Form of Rollover Agreement.
5	Opinion of Kenneth L. Walker, Esq.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Kenneth L. Walker, Esq. (included in the opinion filed as Exhibit 5.1).
24	Power of Attorney (contained in the signature page of this Registration Statement).

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PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE
  ITEM 4. DESCRIPTION OF SECURITIES
  ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL
  ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS
  ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED
  ITEM 8. EXHIBITS
  ITEM 9. UNDERTAKINGS
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS